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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: December 19, 1996
                                       ---------------------
                                       (Date of the earliest event reported)

                               Borror Corporation
                               ------------------
             (Exact name of Registrant as specified in its Charter)

           Ohio                      0-23270                  31-1393233
           ----                      -------                  ----------
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)          Identification Number)


     5501 Frantz Road, Dublin, Ohio                              43017
     ------------------------------                              -----
(Address of principal executive offices)                      (Zip code)


                                  614/761-6000
                                  ------------
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.
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     On December 19, 1996, the Registrant (Borror Corporation) agreed to settle a class action filed on August 2, 1995, in the United States District Court for the Southern District of Ohio (Case No. C2-95-746) against it, certain of its present and former directors and officers, and the lead underwriters in its initial public offering. The class action alleged that the registration statement for the initial public offering contained false and misleading statements and asserted violations of Sections 11, 12(2) and 15 of the Securities Act of 1933. Under the settlement, which is subject to completion of documentation and approval by the District Court, the defendants have agreed to establish a fund of $2,300,000.00 which will be made available to pay certain costs, expenses and attorneys fees and to make a distribution to members of the plaintiff-class. The Registrant's contribution to the settlement will result in a pre-tax charge to fourth quarter 1996 earnings of $850,000.00. In entering into the settlement, neither the Registrant nor the other defendants admitted liability. Nevertheless, the Registrant believes that settlement of the class action is in its best interests in order to avoid further costs of litigation.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BORROR CORPORATION

                                            By:
                                               ----------------------------
                                               Robert A. Meyer, Jr.
                                               Senior Vice President and
                                               General Counsel

Dated: December 19, 1996